UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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CANOPY GROWTH CORPORATION

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The following is a transcript of an interview of Canopy Growth CEO David Klein by Brian Sozzi, Julie Hyman, and Brad Smith for “Yahoo Finance Live,” October 28, 2022.

Brian Sozzi: Canopy Growth is looking to fast track its entry into the US cannabis market by creating a new holding company to house its US cannabis investments. Canopy Growth CEO David Klein joins us now. David, welcome to you on this Friday morning. I was talking to an executive at Constellation Brands, an investor in your company. They said from their perspective, this is a win-win-win. Why is this a win for you?

David Klein: This is a win for us because it allows us to put together three really strong cannabis companies in the US under this Canopy USA umbrella and begin to address the $50 billion opportunity that is the US cannabis market.[1]

Julie Hyman: And David, it’s been tricky because of the interdiction on a federal level against marijuana in the United States versus what we have seen in Canada. You guys have— not just you, but many of the cannabis companies have done— had to do some real gymnastics to get around all of that. Tell us on a concrete level what this means for you, how this enables you to access that opportunity you’re talking about.

David Klein: Yeah, I think the important point is that we are putting together a strong branded opportunities to address that US market. And we need to do so in a way that allows us to ensure that we are keeping our investors, like Constellation, safe from any potential risks that they may have. And so we think that allows us the ability to-- the flexibility to actually be more aggressive as we address the US market and the structure that we’ve outlined creates that security for investors like Constellation.

Brian Sozzi: David, it’s been a while since we talked to some of the team at Canopy. We were familiar with prior management, very much ran Canopy like it was the Wild West. But you are the former CFO of Constellation Brands. Talk to us about the financial discipline you and any new executives your team have put into the company.

David Klein: Yeah, so we talk about ourselves as pioneers because there are challenges that present themselves on a day in and day out basis in this really tricky market. But we think it’s really important to focus on execution, which is why we love this Canopy USA structure, because it allows businesses that we already have an interest in, like Acreage and Jetty, to begin working together to extract cost synergies across the business, to extract revenue opportunities across the business as the US market opens.

And then clearly as we apply that to Canada, the Canadian market continues to evolve. We continue to have to differentiate ourselves versus a growing competitive set. And I think that is just execution on a day in and day out basis. And it’s really not about— it’s not about driving the story of cannabis anymore. It’s about executing the business of cannabis.

[1]	Clarification: the expected value of the U.S. cannabis market is $50 billion in 2026.

Brad Smith: Do you believe that we will see passage of the Marijuana Banking Bill and other legislation that allows for the cannabis industry and for your company to experience the growth that it’s anticipating in tapping into this market in the US?

David Klein: Look, there are five more states that have cannabis on the ballot for legalizing adult recreational use this fall. And already 2/3 of Americans live in a state or a locale where cannabis is legal in some form. We need the federal government to catch up. And there’s just a lot of momentum building there. We’ve seen bills in Congress, both houses of Congress both parties, and then a bit of a breakthrough a few weeks ago when the administration announced the beginning of their support for what we believe will ultimately be full federal permissibility.

Julie Hyman: David, in Canada, where there is more broad legalization and permissibility, the market hasn’t quite turned out to be as profitable as you and your peers might have hoped for. How do you think the US should maybe take some lessons away? Or what would you hope for if and when we do get full legalization that is different from the Canadian model?

David Klein: Well, I think one of the things we can do in the US currently is we can talk to our consumers and we can educate our consumers. And we can talk about what cannabis is. And it’s a legitimate and important consumer product. And I think being able to just connect with our consumers a little differently in the US market would be a differentiator versus Canada.

But as it relates to Canada, we still think the market opportunity in Canada is an outstanding opportunity. Here it’s a $7 billion industry versus the $50 billion industry in the US. But that is a very large market. And we’re still in the early days of the market really shaking itself out to be the market that we know that will become.

Brad Smith: Respective of the quiet period that you are in right now ahead of earnings, I got to wonder naturally for the larger space how the cannabis industry as a whole is managing through a higher operational expense environment and what that potentially means for just having the financial cash flow in order to weather and navigate, even through some of the transitions that you’re seeing here.

David Klein: Yeah, clearly, every company is fighting the battle, for us with cost inflation and supply chain disruption. For us, we’ve been able to manage through it nicely across our businesses. We’ve had we’ve had some supply shortages in our Storz & Bickel vaporizer business. But for the most part, we’ve been able to manage through with good planning and focus on execution. But we’re in the same boat, I think, that every other industry is in.

Brian Sozzi: All right, we’ll leave it there. Canopy Growth CEO David Klein, good to see you. We’ll talk to you soon.

David Klein: Thank you.

***

Notice Regarding Forward-Looking Information

The above interview contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable Canadian securities legislation. Often, but not always, forward-looking statements and information can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “estimates”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Forward-looking statements or information involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Canopy Growth Corporation (“Canopy” or the “Company”) or its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements or information contained in this interview. Examples of such statements and uncertainties include statements regarding the expected size of the U.S. cannabis market; expectations regarding legalization and regulation of cannabis in the U.S., on the state and federal level; statements with respect to the expected size of and opportunities in the Canadian cannabis market; statements with respect to the Company’s ability to execute on its strategy to accelerate the Company’s entry into the U.S. cannabis industry, capitalize on the opportunity for growth in the U.S. cannabis sector and the anticipated benefits of such strategy, including the ability to generate revenues and cost synergies; expectations regarding the potential success of, and the benefits associated with the formation of Canopy USA; statements regarding the roles and expectations for Acreage and Jetty going forward under the Canopy USA umbrella; statements regarding the Company’s ability to navigate supply chain issues; and statements regarding Constellation’s status as an investor in the Company.

Risks, uncertainties and other factors involved with forward-looking information could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information, including the stock exchanges on which we are listed may disagree with our interpretations of their policies, including that financial consolidation of Canopy USA may be permissible in the event that Canopy USA closes on the acquisition of Wana, Jetty or the Fixed Shares of Acreage; inherent uncertainty associated with projections; the diversion of management time on issues related to Canopy USA; expectations regarding future investment, growth and expansion of operations; the time required to prepare and mail meeting materials to Canopy and Acreage shareholders; the ability of the parties to receive, in a timely manner and on satisfactory terms, the necessary regulatory, court and shareholder approvals; the ability of the parties to satisfy, in a timely manner, the other conditions to the completion of the acquisition of Acreage; risks related to the value of the Canopy common shares; regulatory and licensing risks; changes in general economic, business and political conditions, including changes in the financial and stock markets and the impacts of increased rates of inflation; legal and regulatory risks inherent in the cannabis industry, including the global regulatory landscape and enforcement related to cannabis, political risks and risks relating to regulatory change; risks relating to anti-money laundering laws; compliance with extensive government regulation and the interpretation of various laws regulations and policies; public opinion and perception of the cannabis industry; and such other risks contained in the public filings of the Company filed with Canadian securities regulators and available under the Company’s profile on SEDAR at www.sedar.com and with the U.S. Securities and Exchange Commission through EDGAR at www.sec.gov/edgar, including the Company’s annual report on Form 10-K for the year ended March 31, 2022 and the Company’s preliminary proxy statement on Schedule 14A filed with the SEC on EDGAR and with the Canadian securities regulators on SEDAR on October 25, 2022.

In respect of the forward-looking statements and information, the Company has provided such statements and information in reliance on certain assumptions that they believe are reasonable at this time. Although the Company believes that the assumptions and factors used in preparing the forward-looking information or forward-looking statements of Canopy in this interview are reasonable, undue reliance should not be placed on such information and no assurance can be given that such events will occur in the disclosed time frames or at all. Should one or more of the foregoing risks or uncertainties materialize, or should assumptions underlying the forward-looking information prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated or expected. Although the Company has attempted to identify important risks, uncertainties and factors which could cause actual results to differ materially, there may be others that cause results not to be as anticipated, estimated or intended. The forward-looking information and forward-looking statements from Canopy included in this interview are made as of the date of this interview and the Company does not undertake any obligation to publicly update such forward-looking information or forward-looking information to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

Participants in the Solicitation

Canopy and its directors and executive officers may be deemed participants in the solicitation of proxies from Canopy shareholders with respect to the Amendment Proposal. A description of each of these persons’ interests in the Amendment Proposal is contained in the Company’s preliminary proxy statement on Schedule 14A filed with the SEC on October 25, 2022 (as may be amended, the “Preliminary Proxy Statement”) and will be contained the Company’s definitive proxy statement relating to the Amendment Proposal (the “Definitive Proxy Statement”) when it becomes available. The Preliminary Proxy Statement is (and the Definitive Proxy Statement when it becomes available will be) available free of charge at the SEC’s website at www.sec.gov, or by directing a request to Canopy Growth Corporation, 1 Hershey Drive, Smiths Falls, Ontario, K7A 0A8 or by email to invest@canopygrowth.com. Investors should read the Preliminary Proxy Statement (and the Definitive Proxy Statement when it becomes available) because they will contain important information.